SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:


[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                         Correctional Properties Trust

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                  (Letterhead of Correctional Properties Trust)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 18, 2002

To the Holders of Common Shares of Beneficial Interest:

The Annual Meeting of the Shareholders of Correctional Properties Trust, a Maryland real estate investment trust (the Trust), will be held on April 18, 2002, at 2:00 p.m. local time at The Embassy Suites Hotel, 4380 PGA Boulevard, Palm Beach Gardens, Florida 33410, for the purpose of considering and acting on the following matters:

(1) the election of three trustees, each to serve for a three-year term and until their successors are duly elected and qualify;

(2) the approval of the adoption of the Correctional Properties Trust 2002 Stock Option Plan;

(3) the ratification of the appointment of Arthur Andersen LLP to be the independent certified public accountants of the Trust for the fiscal year 2002; and

(4) the transaction of any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 5, 2002 are entitled to notice of and to vote at the Annual Meeting.

         ALL SHAREHOLDERS ARE URGED EITHER TO ATTEND THE ANNUAL MEETING
                     AND VOTE IN PERSON OR TO VOTE BY PROXY.

You are requested to promptly sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Trustees, regardless of whether you expect to be present at this meeting. A postage-paid return envelope is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Trustees,

David J. Obernesser Vice President, Chief Financial Officer, Secretary and Treasurer

                          CORRECTIONAL PROPERTIES TRUST
                          3300 PGA BOULEVARD, SUITE 750
                        PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 630-6336

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 2002

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Correctional Properties Trust, a Maryland real estate investment trust (the Trust), for the Annual Meeting of Shareholders to be held at The Embassy Suites Hotel, 4380 PGA Boulevard, Palm Beach Gardens, Florida 33410 at 2:00 p.m. local time on April 18, 2002, or at any adjournments or postponements thereof. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with your instructions. If no instructions are given, the shares represented by the Proxy Card will be voted as follows:

(1) For the election of Richard R. Wackenhut, William M. Murphy and Robert R. Veach, Jr. as trustees of the Trust, each for a three-year term and until their successors are duly elected and qualify;

(2) For the approval of the adoption of the Correctional Properties Trust 2002 Stock Option Plan;

(3) For the proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Trust for fiscal year 2002; and

(4) In the discretion of the Proxies on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy Statement and accompanying form of proxy are being mailed on or about March 14, 2002.

Only shareholders of record at the close business on March 5, 2002 (the Record
Date) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 7,173,250 common shares of beneficial interest, par value $.001 per share, of the Trust (the Common Shares) outstanding, each entitled to one vote at the Annual Meeting.

The presence, in person or by proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under Maryland law, abstentions will count towards the presence of a quorum but are not counted as votes cast and will have no effect on the votes for the election of trustees or the proposal to ratify the appointment of Arthur Andersen LLP. For purposes of the vote on the proposal to approve the adoption of the Correctional Properties Trust 2002 Stock Option Plan, an abstention will have the effect of a vote against the proposal, unless holders of more than 50% of the Common Shares cast votes, in which event an abstention will have no effect on the result of the vote.

Any person giving a proxy has the power to revoke it at any time before it is exercised by written notice to the Trust, by executing a proxy having a later date or by attending the Annual Meeting and voting in person. Attendance at the meeting without voting will not revoke a previously delivered proxy.

The cost of preparing, assembling and mailing this Proxy Statement will be borne by the Trust. It is contemplated that the solicitation of proxies will be entirely by mail.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

The Board of Trustees is comprised of nine members consisting of three classes of three trustees each. Each year, one class of three trustees is elected to serve a three-year term. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the three nominees for election to the Board of Trustees, Richard R. Wackenhut, William M. Murphy and Robert R. Veach, Jr., to serve for the ensuing three-year period and until their successors are duly elected and qualify. All three of the nominees are presently Class I Trustees who were elected in 1999.

If any nominee for trustee shall be unable to serve or for good cause will not serve, which management has no reason to believe will be the case, the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Trustees. The following table sets forth the nominees and other members of the Board of Trustees. With respect to each trustee, the table sets forth the age, position presently held with the Trust, the year in which the trustee's current term will expire and the year the trustee first became a trustee of the Trust.

                                                                                                    INITIAL
                                                                             YEAR TERM              ELECTION
    NAME                        AGE      POSITION WITH THE TRUST            WILL EXPIRE           TO THE BOARD
--------------------------------------------------------------------------------------------------------------
Richard R. Wackenhut            54       Vice-Chairman of the
                                         the Board                              2002                  1998
William M. Murphy               51       Trustee                                2002                  1998
Robert R. Veach, Jr.            51       Trustee                                2002                  1998
George R. Wackenhut             82       Trustee                                2003                  1998
Anthony P. Travisono            76       Trustee                                2003                  1998
Clarence E. Anthony             42       Trustee                                2003                  1998
George C. Zoley                 52       Chairman of the Board                  2004                  1998
Charles R. Jones                53       President, Chief                       2004                  1998
                                         Executive Officer,
                                         Assistant
                                         Secretary and
                                         Trustee
James D. Motta                  46       Trustee                                2004                  1998


TRUSTEES UP FOR ELECTION

Mr. Richard R. Wackenhut is currently Vice-Chairman of The Trust. Mr. Wackenhut has served as President and Chief Executive Officer of The Wackenhut Corporation
(TWC) since February 17, 2000, and was President and Chief Operating Officer of TWC from 1986 to 2000. He was formerly Senior Vice President of Operations of TWC from 1983-1986. He was Manager of Physical Security of TWC from 1973-74. He also served as Manager of Development at TWC Headquarters from 1974-76; Area Manager of TWC, Columbia, SC from 1976-77; District Manager, Columbia, SC from 1977-79; Director, Physical Security Division at TWC Headquarters 1979-80; Vice President of Operations of TWC from 1981-82, and Senior Vice President, Domestic Operations from 1982-83. Mr. Wackenhut is a member of the Board of Directors of TWC, a Director of Wackenhut del Ecuador, S.A.; Wackenhut UK, Limited; Wackenhut Dominicana, S.A.; Chairman of the Board of Directors of Wackenhut Resources, Inc.; Director of Wackenhut Corrections Corporation (Wackenhut Corrections); and a Director of several domestic subsidiaries of TWC. He is the former Vice Chairman of Associated Industries of Florida and a former member of The Citadel Advisory Council. He is also a member of the American Society for Industrial Security, a member of the International Security Management Association, and a member of the International Association of Chiefs of Police. He received his BA Degree from The Citadel in 1969, and completed the Advanced Management Program of Harvard University School of Business Administration in 1987. Mr. Wackenhut is the son of George R. Wackenhut, who also serves as a Trustee of the Trust.

Mr. William M. Murphy has been a self-employed real estate developer and investor in Ft. Lauderdale, Florida since 1984. He also presently serves as President of Douglas Management & Realty. From 1975-84, he was a Vice President with Chase Manhattan Bank specializing in real estate workouts and construction lending. Prior to 1975, he was employed by Travers Associates performing real estate feasibility studies. He earned a Masters Degree in Urban Planning from New York University and a Bachelor's Degree in Civil Engineering from the National University of Ireland.

Mr. Robert R. Veach, Jr., is an attorney in private practice in Dallas, Texas, specializing in corporate law and structured finance. Mr. Veach received a J.D. from Southern Methodist University and a B.S. in Accounting from Arizona State University. From 1987 to 1997, Mr. Veach was a Senior Shareholder of the law firm of Locke Purnell Rain Harrell, a professional corporation, and represented clients in financial transactions including mortgage and asset securitization, mortgage loan purchase and servicing, structured lease transactions and collateralized debt offerings. From 1983 to 1987, Mr. Veach was an officer of Rauscher Pierce Refsnes, Inc., responsible for its asset and mortgage-backed securities investment banking activities. He has participated in over $15 billion in secured debt and real estate transactions. Previously, Mr. Veach was an officer of a national real estate finance firm where he was involved with administration of tax exempt mortgage revenue bond housing programs, origination of residential and commercial mortgage-backed pass-through securities and participation in the pension and institutional real estate advisory group. From 1975 to 1980, Mr. Veach was a law clerk to a United States District Court and Court of Appeals Judge and an attorney with Locke Purnell.

CONTINUING TRUSTEES

Mr. George R. Wackenhut is Chairman and founder of The Wackenhut Corporation, the parent company of Wackenhut Corrections. Mr. Wackenhut is also the Chairman of Wackenhut Corrections. Mr. Wackenhut was President of The Wackenhut Corporation from the time of its founding in 1955 until 1986. Prior to that, Mr. Wackenhut had been a Special Agent of the Federal Bureau of Investigation from 1951 to 1954. He received a Bachelor of Science Degree from the University of Hawaii and a Master of Education Degree from Johns Hopkins University. Mr. Wackenhut is on the Dean's Advisory Board of the University of Miami School of Business, the National Council of Trustees, Freedom Foundation at Valley Forge, the President's Advisory Council for the Small Business Administration, Region IV, and is a member of the National Board of the National Soccer Hall of Fame. Mr. Wackenhut is a past member of the Law Enforcement Council, National Council on Crime and Delinquency, and the Board of Visitors of the United States Army Military Police School. Mr. Wackenhut was awarded the Labor Order of Merit, First Class, from the government of Venezuela in 1999. He received the distinguished Ellis Island Medal of Honor from the National Ethnic Coalition of Organizations in 1999. Also in 1999, he was inducted into the West Chester University Hall of Fame and the Athlete's Hall of Fame in his home county, Delaware County, PA. He has been named a Distinguished Alumnus by West Chester University (1979), the University of Hawaii (1987), and Johns Hopkins University
(2000). His son, Richard R. Wackenhut, is a Trustee of the Company.

Mr. Anthony P. Travisono is on the graduate extension faculty at Salve Regina University in Rhode Island. He serves as an international consultant on correctional issues. From 1974 to 1991, Mr. Travisono was Executive Director of the American Correctional Association. His career in the correctional field extends over 50 years, during which Mr. Travisono has been Director, Rhode Island Department of Corrections; Director, Rhode Island Department of Social Welfare; Superintendent, Iowa Training School for Boys; and Superintendent, Rhode Island Training School for Boys. He serves on the Advisory Committee for Women at the Rhode Island Department of Corrections and on the Advisory Committee for the Rhode Island Salvation Army Rehabilitation Center, and he is past President of New Time, a halfway house for male felons. Mr. Travisono is a 1950 graduate of Brown University and received a Master's Degree in Social Work from Boston University in 1953. Mr. Travisono served as a Director of Wackenhut Corrections from April 1994 to February 1998.

Mr. Clarence E. Anthony has been the President and Chief Executive Officer of Emerge Consulting Corporation, a government contracts consulting and marketing firm located in South Bay, Florida, since October 1997. Prior thereto, Mr. Anthony was the Director, Client Management Services of CH2M Hill, a government consulting firm located in West Palm Beach, Florida from 1995-1997, where his duties included developing and implementing tactical action plans for client procurements. From 1992 to 1995, Mr. Anthony served as Vice President of William
R. Hough & Company, an investment banking firm in Palm Beach Gardens, Florida where he was responsible for developing financial strategies for municipal capital projects. Mr. Anthony is a former President of the Florida League of Cities and past President of the National League of Cities. He has been the Mayor of South Bay, Florida since 1984 and serves on the Board of Directors of the National Conference of Black Mayors.

Dr. George C. Zoley has been the Chairman of the Board of Trustees since February 1998. Dr. Zoley has served as Vice Chairman of the Board of Directors of Wackenhut Corrections since January 1997, as President and a Director of Wackenhut Corrections since it was incorporated in 1988 and as Chief Executive Officer of Wackenhut Corrections since April 1994. Dr. Zoley established the correctional division for The Wackenhut Corporation in 1984 and was, and continues to be, a major factor in Wackenhut Correction's development of its privatized correctional and detention facility business. Dr. Zoley is also a director of each of the entities through which Wackenhut Corrections conducts its international operations. From 1981 through 1988, as manager, director, and then Vice President of Government Services of Wackenhut Services Incorporated, Dr. Zoley was responsible for the development of opportunities in the privatization of government services by Wackenhut Services Incorporated. Prior to joining Wackenhut Services Incorporated, Dr. Zoley held various administrative and management positions for city and county governments in South Florida. He received his Bachelor of Arts and Master of Public Administration Degrees from Florida Atlantic University and a Doctorate in Public Administration from Nova University.

Mr. Charles R. Jones has served as President and Chief Executive Officer and as a trustee of the Trust since February 1998. Mr. Jones previously served as Senior Vice President, Business Development of Wackenhut Corrections from 1996 to 1998 where he was responsible for all phases of business development and marketing, including legislative initiatives, proposal development, facility finance and acquisition strategies, and contract negotiations. Previously, Mr. Jones was a senior investment banker specializing in structured finance with Rauscher, Pierce, Refsnes, Inc., in Dallas, Texas. Mr. Jones, a certified public accountant, practiced with Peat, Marwick, Mitchell & Co., in Denver, Colorado specializing in the taxation of commercial real estate and financial institutions. Mr. Jones received a B.B.A. in Accounting from the University of Colorado.

Mr. James D. Motta is President and Chief Executive Officer of St. Joe/ARVIDA Company, Inc. (Arvida), a master plan community development company with a 43-year history of creating master-planned communities nationwide. An Arvida executive with more than 20 years experience, Mr. Motta is responsible for the operations of Arvida's activities in Florida, Georgia and North Carolina. His other positions with Arvida have included President of Community Development, and most recently Executive Vice President and Chief Operating Officer for Arvida. Mr. Motta is a graduate of the University of Florida.

EXECUTIVE OFFICER

Mr. David J. Obernesser has served as Vice President, Secretary and Chief Accounting Officer of the Trust since May 2001. Effective January 2002, Mr. Obernesser also became Chief Financial Officer and Treasurer of the Trust. Prior to joining the Trust, Mr. Obernesser previously served as Controller of Global Technovations, Inc. from 1998 to 2001 where he was responsible for financial reporting and SEC compliance. Previously, Mr. Obernesser was the Controller for Ocwen Asset Investment Corp. in 1998 and Assistant Controller for Beacon Properties Corporation from 1994 to 1998. Mr. Obernesser, a certified public accountant, also practiced for three years with Blum, Shapiro & Company, a public accounting firm. Mr. Obernesser received in 1988 a B. S. in Business Administration from Bryant College in Smithfield, Rhode Island.

VOTE REQUIRED AND BOARD RECOMMENDATION

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by the holders of the Common Shares present at the Annual Meeting in person or by proxy is necessary for the election of a trustee. There are no cumulative voting rights with respect to the election of trustees.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR TRUSTEE. PROXY CARDS PROPERLY EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

BOARD AND COMMITTEE MEETINGS

Seven meetings of the Board of Trustees were held during the past fiscal year. All trustees attended at least 75% of such meetings and at least 75% of the meetings of each of the committees on which they served during the period that they served as trustees.

AUDIT COMMITTEE

The Trust has an Audit and Finance Committee (the Audit Committee) whose members during fiscal 2001 were Robert R. Veach, Jr. (Chairman), James D. Motta and William M. Murphy.

The Audit Committee operates under a written charter adopted by the Board of Trustees and which is included as Appendix 1 to this Proxy Statement. All of the members of the Audit Committee are independent, non-employee trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants and reviews the adequacy of the Company's internal accounting controls.

                       AUDIT AND FINANCE COMMITTEE REPORT

The Audit Committee of the Board of Trustees of Correctional Properties Trust (the Trust) is composed of three independent trustees (as defined by the rules of the New York Stock Exchange) and operates under a written charter adopted by the Board of Trustees. The Audit Committee held seven meetings during the last fiscal year. The Audit Committee meets separately with the Chief Financial Officer and the Company's independent public accountants, Arthur Andersen LLP (Arthur Andersen), at selected meetings. The Audit Committee recommends to the Board of Trustees, subject to shareholder ratification, the selection of the Trust's independent accountants.

Management has primary responsibility for the Trust's financial statements and the financial reporting process, including the internal controls. Arthur Andersen is responsible for performing an independent audit of the Trust's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Arthur Andersen. Management represented to the Audit Committee that the Trust's consolidated financial statements for the fiscal year ended December 31, 2001 (the 2001 Financial Statements) were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited 2001 Financial Statements with management and Arthur Andersen. The Audit Committee discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Arthur Andersen provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Arthur Andersen its independence from the Company.

Based on the Audit Committee's review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Trustees that the audited 2001 Financial Statements be included in the Trust's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001, to be filed with the Securities and Exchange Commission. The Audit Committee and the Board of Trustees have also recommended, subject to shareholder ratification, the selection of Arthur Andersen as the Trust's independent auditors.

Robert R. Veach, Jr., Chairman James D. Motta William M. Murphy

NOMINATING AND COMPENSATION COMMITTEE

The Trust has a Nominating and Compensation Committee (the Compensation Committee) whose members during fiscal 2001 were Clarence E. Anthony (Chairman), Anthony P. Travisono and James D. Motta.

The Nominating and Compensation Committee met two times during 2001.

In January of 2001, the Compensation Committee formally evaluated the performance of the Chief Executive Officer and Chief Financial Officer. The Compensation Committee is composed of three independent, non-employee Trustees who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board of Trustees the annual remuneration for all executive officers, including the Chief Executive Officer, and oversees the Trust's compensation plans for key employees.

The Compensation Committee will consider suggested recommendations from shareholders for nominees for trustee. Shareholders desiring to make such a recommendation, should advise the Secretary of the Trust in writing, include sufficient biographical information and submit the recommendation within the time constraints described in Advance Notice for Shareholder Nominations and Proposals for New Business herein.

                 NOMINATING AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

The Nominating and Compensation Committee (the Compensation Committee) of the Board of Trustees of Correctional Properties Trust (the Trust) seeks to provide, through its administration of the Trust's compensation program, salaries and benefits that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary and annual incentive bonuses.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Trust determines a salary for each senior executive position, other than the Chief Executive Officer, that it believes is appropriate to attract and retain talented and experienced executives. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management and the Compensation Committee obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the compensation packages.

The Compensation Committee reviews and adjusts the salaries as it deems appropriate. In establishing the base salary for each officer, including that of the Chief Executive Officer, the Compensation Committee evaluates numerous factors, including the Trust's operating results, net income trends and market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Trust. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, are utilized as appropriate.

The Summary Compensation Table set forth in the Trust's Proxy Statement for its Annual Meeting of Shareholders to be held in 2002 shows the salary paid to the Chief Executive Officer in 2001. The Compensation Committee considered a number of factors in determining the compensation to be paid to the Trust's Chief Executive Officer, including levels generally paid to executives in the Trust's industry, the capabilities of the Chief Executive Officer and his projected contribution to the Trust's performance on a short and long-term basis.

The Trust also maintains a Share Incentive Plan for executive officers, including the Chief Executive Officer and proposes the adoption of the 2002 Stock Option Plan. Participants receive stock incentive grants based upon their overall contribution to the Trust. Such grants are at market value at the time of grant and have variable vesting periods in order to encourage retention.

Clarence E. Anthony, Chairman Anthony P. Travisono James D. Motta

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Trust during the fiscal year ended December 31, 2001 to the Trust's Chief Executive Officer, and to any other executive officer of the Trust whose total compensation during the last fiscal year exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                             ---------------------------------------------
                                                                                                AWARDS
                                                                                OTHER         SECURITIES
                                                                                ANNUAL        UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL                         SALARY                     COMPENSATION      OPTIONS/      COMPENSATION
            POSITION                   YEAR         ($)        BONUS ($)         ($)           SARS (#)           ($)
--------------------------------------------------------------------------------------------------------------------------
Charles R. Jones                       2001      $242,000      $72,600                          30,000
President and Chief                    2000      $225,000      $67,500           ---            50,000            ---
Executive Officer                      1999      $200,000      $60,000           ___            30,000            ___


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth the options/SARs granted in the last fiscal year.

                                                        Individual Grants
                               --------------------------------------------------------------------
                                  Number of           % of Total
                                 Securities          Options/SARs       Exercise
                                 Underlying           Granted to         or Base                         Grant Date
                                Options/SARs         Employees in         Price         Expiration         Present
Name                               Granted           Fiscal Year        ($/Share)          Date             Value
-------------------------------------------------------------------------------------------------------------------
Charles R. Jones                 30,000(1)               42%              11.00     January 17, 2011       $5,100(1)(2)

1. These options vested immediately as to one-fourth of the total and vest as to the remaining shares ratably on the first, second, and third anniversary of the grant date.

2. Based on present value of $0.17 per share determined under the Black-Scholes' pricing model. Assumptions used are as follows:


                                                               2001
        -------------------------------------------------------------------
        Discount interest rate                                 5.00%
        Expected life (years)                                    10
        Expected volatility                                    21.3%
        Quarterly dividend rate                                13.2%

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth the aggregate options/SARs exercised in the last fiscal year and their respective values.

                                                              Number of Securities
                                Shares                       Underlying Unexercised              Value of Unexercised
                               Acquired                        Options at Fiscal                In-the-Money Options at
                                  On         Value                  Year-End                        Fiscal Year-End
                               Exercise     Realized   -------------------------------------------------------------------
Name                              (#)         ($)        Exercisable      Unexercisable     Exercisable      Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Charles R. Jones                                           130,000            55,000         $ 187,063          $ 275,563

The following table sets forth the estimated annual benefits payable under the Senior Executive Retirement Plan (Retirement Plan) to an employee upon retirement at age 65 and reflects an offset by social security benefits.

                               PENSION PLAN TABLE

     REMUNERATION                               YEARS OF SERVICE
----------------------   ---------------------------------------------------------------
ASSUMED AVERAGE ANNUAL              (ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
 SALARY FOR FIVE-YEAR                YEARS OF CREDITED SERVICE SHOWN BELOW)
   PERIOD PRECEDING      ---------------------------------------------------------------
      RETIREMENT            10         15         20         25         30         35
----------------------------------------------------------------------------------------
       $125,000          $  6,500   $ 17,750   $ 29,000   $ 40,250   $ 40,250   $ 40,250
        150,000            11,000     24,500     38,000     51,500     51,500     51,500
        175,000            15,500     31,250     47,000     62,750     62,750     62,750
        200,000            20,000     38,000     56,000     74,000     74,000     74,000
        225,000            24,500     44,750     65,000     85,250     85,250     85,250
        250,000            29,000     51,500     74,000     96,500     96,500     96,500
        300,000            38,000     65,000     92,000    119,000    119,000    119,000
        400,000            56,000     92,000    128,000    164,000    164,000    164,000
        450,000            65,000    105,500    146,000    186,500    186,500    186,500
        500,000            74,000    119,000    164,000    209,000    209,000    209,000

Mr. Jones, who is currently the only eligible participant, has 5 years of credited service under the Retirement Plan.

The Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee's final average annual salary, not including bonus (earned during the employee's last five years of credited service) times the employee's years of credited service. Benefits under the Retirement Plan are offset by social security benefits. The estimated annual retirement benefits in the above pension plan table have been reduced by estimated social security benefits of $16,000 per year. Generally, a participant's benefits will vest upon the completion of ten years of service. The amount of benefit increases for each full year beyond ten years of service except that there are no further increases after twenty-five years of service.

TRUSTEES' COMPENSATION

During fiscal year 2001, Trustees who are not executive officers of the Trust were paid $2,500 quarterly and $1,000 for each Trustees' meeting attended. In addition, Trustees who are not executive officers of the Trust receive $500 for each committee meeting attended as a committee member and $750 for each committee meeting attended as committee Chairman on days that the full Board does not also convene. The Trust grants to each Trustee, who is not an executive officer of the Trust, an option to purchase from the Trust 5,000 Common Shares upon appointment to the Board of Trustees and options to purchase up to 2,000 Common Shares annually. The options granted to the Trustees, who are not executive officers of the Trust, fully vest on the date of grant. The Trust paid no other compensation to Trustees, who are not executive officers of the Trust, or their affiliates during 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2001, the members of the Board, other than the Chief Executive Officer, participated in deliberations concerning executive officer compensation. None of the members of the Board served as an executive officer or a member of the compensation committee (or equivalent committee) of another entity whose executive officers or directors served on the Board of Trustees of the Trust. None of the executive officers who are members of the Board participated in discussions with respect to issues relating to their own compensation.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table shows the number of Common Shares that were beneficially owned as of March 8, 2002, by each named executive officer, by Trustees and Trustee nominees and executive officers as a group, and by each person or group who was known by the Trust to beneficially own more than 5% of the Trust's outstanding Common Shares.

                                                                     COMMON STOCK
                                                         ------------------------------------
                                                             AMOUNT & NATURE        PERCENT
                                                              OF BENEFICIAL            OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                     OWNERSHIP (A)(B)        CLASS
---------------------------------------------------------------------------------------------
George C. Zoley                                                 108,000(2)            1.5%
Charles R. Jones                                                171,634(3)            2.3%
George R. Wackenhut                                             113,000(2)            1.6%
Richard R. Wackenhut                                            114,037(2)            1.6%
Anthony P. Travisono                                             18,000(4)              *
Clarence E. Anthony                                              13,509(4)              *
James D. Motta                                                   13,900(4)              *
William M. Murphy                                                15,500(5)              *
Robert R. Veach, Jr.                                             14,000(4)              *
David J. Obernesser.                                              3,750(6)              *

ALL EXECUTIVE OFFICERS AND TRUSTEES AS A GROUP                  585,330               7.6%
(10 PERSONS)
Goldman Sachs Asset Management                                  408,247               5.7%
32 Old Slip
New York, NY 10005


* Beneficially owns less than 1%

(1) Unless provided otherwise, the business address of each beneficial owner is 3300 PGA Boulevard, Suite 750, Palm Beach Gardens, Florida 33410.

(2) Includes options to purchase 88,000 Common Shares which have vested.

(3) Includes options to purchase 154,500 Common Shares, which have vested. Does not include options to purchase 57,500 Common Shares which have not vested.

(4) Includes options to purchase 13,000 Common Shares which have vested.

(5) Includes options to purchase 9,000 Common Shares which have vested.

(6) Includes options to purchase 3,750 which have vested.

 (A) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission.

 (B) Total shares include options that are immediately exercisable and options exercisable within 60 days.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Correctional Properties Trust, NAREIT-All, S & P 500 and Russell 2000 Indexes

                                PERFORMANCE GRAPH

The following performance graph compares the Trust's share price performance to the Russell 2000 Stock Price Index, the S&P 500 and the published National Association of Real Estate Investment Trusts (NAREIT) All Equity Index (excluding Health Care REITs). The graph assumes that $100 was invested on April 23, 1998 in each of the Trust's common shares, the Russell 2000, the S & P 500 and the NAREIT All Equity Index, and that all dividends were reinvested. THERE CAN BE NO ASSURANCE THAT PERFORMANCE OF THE TRUST'S SHARES WILL CONTINUE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH BELOW.


                                    [GRAPHIC]


                                     [GRAPH]


                            April 23, 1998  December 31, 1998   December 31, 1999  December 31, 2000 December 31, 2001
                             --------------  -----------------   -----------------  ----------------- -----------------
Correctional Properties Trust    $100.00          $  93.55            $  69.95           $  63.14          $122.31
S & P 500                        $100.00          $ 112.84            $ 136.59           $ 124.15          $113.99
Russell 2000                     $100.00          $  88.62            $ 107.55           $ 104.42          $107.23
NAREIT-ALL                       $100.00          $  84.34            $  78.87           $  99.30          $114.67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of the Trust and the consummation of the Trust's initial public offering on April 28, 1998 (the Offering), the Trust entered into a series of contractual arrangements with Wackenhut Corrections. Dr. George C. Zoley, the Chairman of the Trust, and George R. Wackenhut and Richard R. Wackenhut, trustees, are members of the Board of Directors of Wackenhut Corrections. George R. Wackenhut is Chairman of the Board of Wackenhut Corrections and Dr. Zoley is Vice Chairman and the Chief Executive Officer of Wackenhut Corrections. In addition, Charles R. Jones, the President and Chief Executive Officer of the Trust was previously employed by Wackenhut Corrections. Mr. Jones resigned his position with Wackenhut Corrections upon completion of the Offering in April of 1998.

INITIAL FACILITIES

The Trust and Wackenhut Corrections entered into a Purchase Agreement dated April 28, 1998 (the Purchase Agreement), pursuant to which the Trust acquired, directly or as assignee of Wackenhut Corrections' contract rights, eight correctional and detention facilities operated by Wackenhut Corrections (the Initial Facilities) for an aggregate cash purchase price of approximately $113.0 million.

RIGHT TO PURCHASE

The Trust and Wackenhut Corrections entered into a Right to Purchase Agreement dated April 28, 1998, pursuant to which the Trust has the right, during the 15 years following the consummation of the Offering (so long as there are any leases in force between the Trust and Wackenhut Corrections), to acquire and lease back to Wackenhut Corrections any correction or detention facility or facilities which Wackenhut Corrections acquires or has the right to acquire (the Future Facilities), subject to certain limited exceptions where Wackenhut Corrections is restricted from transferring ownership of a facility. Under the terms of the Right to Purchase Agreement, the Trust may purchase a particular Future Facility at any time during the earlier of (i) four years from the receipt of a certificate of occupancy for a Future Facility developed by Wackenhut Corrections or from the date of acquisition of a Future Facility acquired by Wackenhut Corrections, or (ii) six months after the Future Facility attains an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for the Future Facility. The purchase price is to equal 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of the Total Facility Cost of such Future Facility. In the case of any Future Facilities acquired during the first five years of the Right to Purchase Agreement, the initial annual rental rate for such Future Facilities is to be the greater of (i) the fair market rental rate as mutually agreed upon by the Trust and Wackenhut Corrections, and in the absence of such agreement, as determined by binding arbitration, or (ii) 9.5% of the purchase price of such Future Facility. For facilities acquired thereafter, the initial annual rental rate is to be the fair market rental rate as mutually agreed upon by the Trust and Wackenhut Corrections, or in the absence of such agreement, as determined by binding arbitration.

Pursuant to the Trust's Bylaws, the Independent Committee, which consists of five independent Trustees from the Board of Trustees of the Trust, is required to approve the entering into or the consummation of any agreement or transaction with Wackenhut Corrections or its affiliates including, but not limited to enforcement and negotiation of the terms of any lease of any of the Trust's facilities.

LEASES

Concurrent with the Trust's acquisition of properties under these agreements with Wackenhut Corrections, the Trust leased such facilities to Wackenhut Corrections pursuant to leases with initial terms of ten years. Subject to certain limited exceptions, the term of each of the leases may be extended by Wackenhut Corrections for three additional five-year terms at a fair market rental rate as mutually agreed upon by the Trust and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, the term of any of the leases may be automatically extended upon expiration thereof on the same terms as provided in the leases (including the then applicable base rent and base rent escalation) if Wackenhut Corrections is obligated under an unexpired sublease with respect to such facility. Under the terms of the leases, Wackenhut Corrections has a right of first refusal on the proposed sale by the Trust of any of the facilities purchased by the Trust from Wackenhut Corrections. At December 31, 2001, the Trust leased eleven facilities to Wackenhut Corrections, which consisted of the eight Initial Facilities and three additional facilities acquired from Wackenhut Corrections since April 1998. The Trust received approximately $22.9 million from Wackenhut Corrections in rental payments during 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Trust during and with respect to fiscal year 2001, the Trust believes that all filings of SEC Forms 3, 4 and 5 filings have been made when due.

                                   PROPOSAL 2
                           APPROVAL OF THE ADOPTION OF
              CORRECTIONAL PROPERTIES TRUST 2002 STOCK OPTION PLAN

The Board of Trustees asks shareholders to approve the adoption of the Correctional Properties Trust 2002 Stock Option Plan.

On January 23, 2002, the Board adopted, subject to shareholder approval, the Correctional Properties Trust 2002 Stock Option Plan (the Plan). The Plan sets forth the terms pursuant to which options to purchase Common Shares may be granted by the Board of Trustees, or a committee designated by the Board of Trustees.

The purpose of the Plan is to provide key employees and trustees (including non-employee trustees), of the Trust or any parent or subsidiary with the opportunity to acquire or increase a proprietary interest in the Trust. The Board believes the Plan will create a stronger incentive for these individuals to expend maximum effort toward the growth and success of the Trust, and will encourage such individuals to remain in the employ of the Trust or one or more of its subsidiaries.

The material features of the Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the plan. A complete copy of the Plan is attached hereto as Appendix 2 and is incorporated herein by reference.

AWARDS AVAILABLE FOR ISSUANCE UNDER THE PLAN

Nonqualified options, if granted, will provide for the right to purchase Common Shares at a price specified by the Board or committee and usually will become exercisable in installments after the grant date. Nonqualified options may be granted for any reasonable term and may be transferable in certain limited circumstances.

Incentive options, if granted, will be designed to comply with the incentive stock option (ISO) provisions of the Internal Revenue Code of 1986, as amended (the Code) and will be subject to the restrictions contained therein, including that the exercise price must generally equal at least 100% of fair market value of Common Shares on the grant date and that the term generally must not exceed ten years. ISOs may be modified after the grant date to disqualify them from treatment as an incentive stock option.

SHARES SUBJECT TO THE PLAN

A maximum of 200,000 Common Shares will be reserved for issuance under the Plan. Based upon the closing price of $17.95 for a common share on March 8, 2002, the aggregate value of the Common Shares reserved for issuance under the Plan is approximately $3,590,000. The Plan provides that no single individual may be granted in any one year options to purchase greater than 50,000 Common Shares. Otherwise, there is no limit on the number of options that may be granted to any one individual so long as the grant does not violate the ownership limit imposed by the Trust's organizational documents or cause the Trust to fail to qualify as a REIT for federal income tax purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

In general, a participant will not recognize taxable income upon the grant or exercise of an option that qualifies as an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a participant disposes of shares acquired by exercise of an ISO, the participant's gain (the difference between the sale proceeds and the price paid by the participant for the shares) upon the disposition will be taxed as capital gain provided the participant does not dispose of the shares within two years after the date of grant, nor within one year after the date of exercise, and exercise occurs while the participant is an employee of the Trust or a subsidiary of the Trust or within three months after termination of employment for reasons other than death or disability. If the first condition is not met, the participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the participant generally will recognize ordinary income upon exercise of the ISO.

In general, a participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option.

The employer (either the Trust or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction will be equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Shares acquired upon the exercise of an ISO.

The transfer of a nonqualified stock option to an immediate family member of the optionee will have no immediate tax consequences to the Trust, the participant or the immediate family member. Upon the subsequent exercise of the transferred option by the permitted family member, the participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Trust will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the immediate family member may subsequently sell such shares will be treated as capital gain or loss to the permitted family member, long-term or short-term depending on the length of time the shares have been held by the permitted family member.

Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to certain executive officers of a publicly-held corporation that may be deducted for federal income tax purposes. This limitation does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and the Treasury Regulations promulgated thereunder. While the Plan generally complies with the requirements for performance-based compensation, the $1,000,000 deduction limitation may apply to the exercise of certain options granted to executive officers in the future.

VOTE REQUIRED AND BOARD RECOMMENDATION

Assuming the presence of a quorum at the Annual Meeting and provided that the holders of more than 50% of the outstanding Common Shares cast votes, the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to approve the adoption of the Correctional Properties Trust 2002 Share Incentive Plan.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                   PROPOSAL 3
     RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the Bylaws, the Board of Trustees, following widely accepted corporate practice, asks shareholders to ratify the appointment of the firm of Arthur Andersen LLP to be the independent certified public accountant of the Trust for the fiscal year 2002. If the shareholders do not ratify this appointment, the Trust's Board of Trustees will reconsider its action. Arthur Andersen LLP has been the independent certified public accountant for the Trust for the previous four years and has advised the Trust that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Trust other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

Audit Fees

Arthur Andersen LLP billed the Trust an aggregate of $64,500 for professional services for the audit of the Trust's financial statements for fiscal year 2001 and for the reviews of the financial statements included in the Trust's Forms 10-Q for fiscal year 2001.

All Other Fees

Arthur Andersen LLP did not provide the Trust with any financial information systems design and implementation services during fiscal year 2001. Arthur Andersen LLP billed the Trust an aggregate of $66,820 during fiscal year 2001 for services in addition to those audit fees described above which includes SEC audit and compliance related services in connection with 2001 property acquisitions, and tax return preparation. The Audit Committee believes that the provision of these services to the Trust by Arthur Andersen LLP is compatible with maintenance of Arthur Andersen LLP's independence.

VOTE REQUIRED AND BOARD RECOMMENDATION

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of the firm of Arthur Andersen LLP to be independent certified public accountant of the Trust for the fiscal year 2002.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3. PROXY CARDS PROPERLY EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                   ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS
                         AND PROPOSALS FOR NEW BUSINESS

In order for shareholder nominations for trustees and other proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in the Trust's Proxy Statement for the 2003 Annual Meeting, the proposals must be received at the principal executive office of the Company, 3300 PGA Boulevard, Suite 750, Palm Beach Gardens, Florida 33410, Attention:
Secretary, on or before November 14, 2002.

In addition, the Trust's Bylaws currently provide that in order for a shareholder to nominate a candidate for election as a trustee or propose business at the 2003 Annual Meeting that is or is not the subject of a proposal timely submitted for inclusion in the Trust's Proxy Statement, written notice of such nomination or business, as prescribed in the Bylaws, must be received by the Trust's Secretary between January 18, 2003 and February 17, 2003. For additional requirements, a shareholder may refer to the Bylaws, a copy of which may be obtained from the Trust's Secretary without charge and upon request. If the Trust does not receive timely notice pursuant to the Bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Trustees knows of no other matters to come before the Annual Meeting other than as set forth in the Notice of Annual Meeting and described in this Proxy Statement and other than matters incidental to the conduct of the meeting. However, if any other matter properly comes before the meeting or any adjournment or postponement thereof, the person or persons named as proxies intend to vote on such matters in accordance with their discretion on such matters.

                       BY ORDER OF THE BOARD OF TRUSTEES.

                               David J. Obernesser
                    Vice President, Chief Financial Officer,
                             Secretary and Treasurer


March 11, 2002

A COPY OF THE TRUST'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO THE TRUST.

                                   APPENDIX 1

                          CORRECTIONAL PROPERTIES TRUST

                       AUDIT AND FINANCE COMMITTEE CHARTER

                             ADOPTED APRIL 25, 2000

PREFACE

Correctional Properties Trust (the Company) has previously established an Audit and Finance Committee (the Audit Committee) comprised of three independent members of its Board of Trustees. In accordance with the Rules of the New York Stock Exchange, the Audit Committee has prepared and presented this Audit and Finance Committee Charter (the Charter) to the Board of Trustees of the Company (the Board) for approval by the Board. In connection with the preparation of this Charter, the members of the Audit Committee reviewed and discussed with management, outside auditors and legal counsel for the Company the role of the Audit Committee, the purposes to be served by this Charter and the issues addressed in the Report and Recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees (the Blue Ribbon Report). The Audit Committee recognized in its deliberations and in the drafting of this Charter that the Company has one financial officer, no internal audit personnel and a business process associated with the acquisition and holding of real properties which are leased on a triple-net basis to tenants wholly responsible for the operation, maintenance and use of the properties.

In recognition of the limited scope of the Company's business operations, the Audit Committee has determined it can best achieve the purposes of the New York Stock Exchange Audit Committee Rules and effectively implement the insights summarized in the Blue Ribbon Report by organizing this Charter based upon the five Guiding Principles for Audit Committee Best Practices enumerated by the Blue Ribbon Committee in the Blue Ribbon Report as common sense fundamentals applicable to every corporation regardless of size or scope of operations. In lieu of enumerating as a part of this Charter the specific requirements of the New York Stock Exchange and the Securities and Exchange Commission applicable to Audit Committees, this Charter obligates the Audit Committee and the Board to adhere to all laws, rules and regulations applicable to the Company. In keeping with this general obligation, each Audit Committee member is expected to become apprised of all new or amended laws, rules and regulations applicable to the Company and/or the Audit Committee by following the principles enumerated herein of regular and special communications with the Company's management and Chief Financial Officer, the Company's outside auditors and the Company's outside legal counsel.

GUIDING PRINCIPLE NUMBER ONE: THE AUDIT COMMITTEE'S KEY ROLE IN MONITORING THE OTHER COMPONENT PARTS OF THE AUDIT PROCESS.

General Oversight of Financial Reporting

The Audit Committee shall assure that direct communication between the Audit Committee and its Chairman with the Chief Financial Officer of the Company and with the outside auditors is available and is conducted on a regular basis. The Chief Financial Officer is the only financial and accounting officer of the Company and the Audit Committee shall periodically review, with the Chairman and Chief Executive Officer of the Company and with the outside auditors and outside legal counsel, the quality and effectiveness of the Company's internal controls and the adherence of the Chief Financial Officer and management to the internal controls.

The Audit Committee shall meet four times each year in conjunction with the regularly scheduled meetings of the Board and shall schedule a special meeting during the fourth quarter of each year to review all relevant year end issues with the Chief Financial Officer and outside auditors and to plan for year end financial reporting, the annual audit and preparation of the annual report of the Company. In addition, the Audit Committee or the Chairman of the Audit Committees shall also meet or communicate with the Chief Financial Officer or the outside auditors as and when necessary regarding any significant matter occurring between regularly scheduled meetings of the Audit Committee.

Review of Audit Committee Responsibilities and Charter

The Audit Committee shall review with the Chief Financial Officer, outside auditors and outside legal counsel, at least once each year and otherwise as necessary, this Charter and all requirements of the New York Stock Exchange and the Securities and Exchange Commission pertaining to the Audit Committee and this Charter. The review shall include recommendations to the Board of any prospective changes to this Charter or to the scope of the Audit Committee's activities deemed appropriate due to any changes in the Company's Business Plan, operations or personnel.

Company and Audit Committee Reporting

The management of the Company shall prepare, in consultation with outside auditors and outside legal counsel, and each member of the Audit Committee shall review and approve, prior to the filing thereof, the Audit Committee Report contemplated by the rules adopted by the Securities and Exchange Commission (17 CFR 229.306) and the disclosure relating to the Audit Committee to be included in each proxy statement to be filed by the Company. To preserve the safe harbors afforded by the rules of the Securities and Exchange Commission for the benefit of the Company and the members of the Audit Committee, it shall be the policy of the Company not to treat and to not request the treatment of such reported Audit Committee information as soliciting material and to not incorporate any such information by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange act of 1934, as amended. The Audit Committee shall report to the Board all actions taken by the Audit Committee in accordance with this Charter and shall, from time to time, make recommendations to the Board as contemplated by this Charter.

Continuing Review and Oversight of Company Risks and Exposures

The Audit Committee shall regularly review with the Chief Financial Officer, outside auditors and outside legal counsel, the laws, rules and regulations, including in particular any amendments thereto, pertaining to the Company and to the Audit Committee and any significant risks or exposures to the Company as a result thereof. The Audit Committee shall regularly review with management of the Company all special risks and exposures of the Company which arise from its operations and implementation of its Business Plan. The Audit Committee shall review with management of the Company and with the outside auditors all steps taken by the Company to minimize any such risks or exposures to the Company.

GUIDING PRINCIPLE NUMBER TWO: INDEPENDENT COMMUNICATION AND INFORMATION FLOW BETWEEN THE AUDIT COMMITTEE AND THE CHIEF FINANCIAL OFFICER.

The Audit Committee shall receive a report from the Chief Financial Officer on all financial accounting, reporting and compliance matters at each meeting of the Audit Committee. In recognition of the absence of internal audit personnel, the Audit Committee shall regularly review with the Chief Financial Officer the internal controls of the Company and shall separately review them with the Chairman and the Chief Executive Officer of the Company.

The Chairman of the Audit Committee shall ensure that the Chief Financial Officer meets with the Audit Committee or its Chairman outside the presence of other management of the Company on a quarterly basis and on any occasion requested by the Chief Financial Officer or any member of the Audit Committee. The Chief Financial Officer shall be charged with the responsibility to promptly report to the Audit Committee any matters which come to the Chief Financial Officer's attention which could have a meaningful effect on the Company's periodic or annual financial reports.

GUIDING PRINCIPLE NUMBER THREE: INDEPENDENT COMMUNICATION AND INFORMATION FLOW BETWEEN THE AUDIT COMMITTEE AND THE OUTSIDE AUDITORS.

Relationship with the Outside Auditors

The Audit Committee shall be responsible for conducting the selection and recommendation to the Board of and upon approval, reviewing the performance and fees of, outside auditors of the Company. The Board shall be responsible for the approval of outside auditors to be nominated for approval by the shareholders. The outside auditors may be removed by the Audit Committee upon approval by the Board. The outside auditors shall be accountable to the Board and to the Audit Committee.

Independence of Outside Auditors

The Audit Committee shall confirm at least annually and at any time upon a request therefor by the Chief Financial Officer or any member of the Audit Committee, the independence of the outside auditors and shall receive from the outside auditors a written statement delineating all relationships between the outside auditor and the Company, all services performed for the Company by the firm of outside auditors during the period covered by the statement and the fees associated therewith, and a representation to the Company to the effect that the outside auditors are independent accountants with respect to the Company within the meaning of relevant rules and regulations applicable to the Company. The Audit Committee shall review the written statement of the outside auditors with the Chief Financial Officer and shall consider such statement and other information in connection with the delivery by the Audit Committee of a report to the Board as to the independence of the outside auditors.

Communication with the Outside Auditors

The Audit Committee shall receive a report from the outside auditors on all financial accounting, reporting and compliance matters at each meeting of the Audit Committee. The Chairman of the Audit Committee shall ensure that a representative of the outside auditors meets with the Audit Committee or its Chairman outside the presence of other management of the Company on a regular basis and on any occasion requested by the outside auditors or by any member of the Audit Committee. The Audit Committee shall periodically review with the outside auditors the quality and effectiveness of the Company's internal controls and the adherence of the Chief Financial Officer to the internal controls.

The outside auditors shall be charged with the responsibility to promptly report to the Audit Committee and the Board any matters which come to the attention of the outside auditors which could have a meaningful effect on the Company's periodic or annual financial reports. The Audit Committee shall consult with the Chief Financial Officer and the outside auditors regarding the audit plan and the fees of the outside auditors for the annual audit.

Review of Audit Results by the Audit Committee

Upon completion of the annual audit by the outside auditors, the Audit Committee shall review with the Chief Financial Officer and the outside auditors any significant findings and recommendations of the outside auditors, the audit results and all matters to be communicated to the Audit Committee under generally accepted auditing standards.

GUIDING PRINCIPLE NUMBER FOUR: CANDID DISCUSSIONS WITH MANAGEMENT AND OUTSIDE AUDITORS REGARDING ISSUES IMPLICATING JUDGMENT AND IMPACTING QUALITY.

The Audit Committee shall ensure that the Chief Financial Officer provides the Audit Committee with a summary of or information regarding any matters involving any significant changes to the financial statements and disclosure documents prior to the filing thereof, the emergence or elimination of high risk issues, any changes in accounting principles, financial reporting policies or accounting treatment for significant transactions and any significant variance between the Company budget and actual operations.

The Audit Committee shall discuss with the Chairman, the Chief Executive Officer, the Chief Financial Officer and the outside auditors any significant matter provided to or brought to the attention of the Audit Committee. Management of the Company shall ensure that all significant matters affecting the Company's financial reporting, internal controls and compliance are presented to the Audit Committee by the Chief Financial Officer. The Chairman and Chief Executive Officer of the Company and the Chairman of the Compensation Committee shall communicate to the Chairman of the Audit Committee any significant issues relating to the Chief Financial Officer or to the adherence to internal controls by the personnel of the Company at any time any such issue comes to their attention.

GUIDING PRINCIPLE NUMBER FIVE: DILIGENT AND KNOWLEDGEABLE AUDIT COMMITTEE MEMBERSHIP.

The Audit Committee shall be comprised of independent members of the Board who meet all of the membership requirements of the New York Stock Exchange Audit Committee Rules. Each member of the Audit Committee shall present to the Company appropriate information that evidences such member's satisfaction of these requirements. The Audit Committee shall request the outside auditors and outside legal counsel to periodically provide to the members of the Audit committee any information or educational materials believed to be helpful in carrying out the duties and responsibilities of a member of the Audit Committee. Management of the Company shall endeavor to inform the Audit Committee of all new matters that pertain to the responsibilities and role of members of the Audit Committee.

                                   APPENDIX 2
                          CORRECTIONAL PROPERTIES TRUST
                             2002 STOCK OPTION PLAN

1.   ESTABLISHMENT

     Correctional Properties Trust, a Maryland real estate investment trust (the "Company"), hereby establishes the "Correctional Properties Trust 2002 Stock Option Plan" (the "Plan").

2.   PURPOSE

     The purpose of the Plan is to advance the interests of the Company by providing Eligible Individuals (as defined in Section 6 below) with an opportunity to acquire or increase a proprietary interest in the Company, which will thereby create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such individuals to remain in the employ of the Company or one or more of its subsidiaries.

3.   ADMINISTRATION

     (a) Board of Trustees. The Plan shall be administered by the Company's Board of Trustees (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any stock option granted under the Plan ("Option") or Option Agreement (as defined in Section 9 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with the Company's Declaration of Trust and By-Laws, as amended, and applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final, conclusive and binding on all Optionees (as defined in Section 7 hereof). The Board shall determine, in its sole discretion, whether an entity is a parent ("Parent") or subsidiary ("Subsidiary") of the Company.

     (b) Committee. The Board may, in its discretion, from time to time appoint a committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Parent or Subsidiary (as defined in Section 4 hereof), and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in
Section 3(a) above, as the Board shall determine, consistent with the Declaration of Trust and the By-Laws of the Company, as amended, and applicable law. The Board may remove members, add members and fill vacancies on the Committee from time to time, all in accordance with the Company's Declaration of Trust and By-Laws, as amended, and applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c) No Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

     (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in
Section 3(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, conclusive and binding on all Optionees.

4.   TYPE OF OPTIONS

     Each Option may be designated by the Board, in its sole discretion, either as (i) an "incentive stock option" ("Incentive Stock Options") within the meaning of Section 422 of the Code, or (ii) as a non-qualified stock option ("Non-qualified Stock Options") which is not intended to meet the requirements of Section 422 of the Code; provided, however, that Incentive Stock Options may only be granted to employees of the Company, any "subsidiary corporation" as defined in Section 424 of the Code or any "parent corporation" as defined in
Section 424 of the Code. In the absence of any designation, Options granted under the Plan will be deemed to be Non-qualified Stock Options. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Board.

5.   COMMON SHARES

     The capital stock of the Company that may be issued pursuant to Options granted under the Plan shall be common shares of beneficial interest, par value $.001 per share, of the Company (the "Common Shares"), which shares may be treasury shares or authorized but unissued shares. The total number of Common Shares that may be issued pursuant to Options granted under the Plan, which number shall be subject to adjustment as provided in Section 18 below, shall be two hundred thousand (200,000) shares. If any Option expires, terminates or is terminated or canceled for any reason prior to exercise in full, the Common Shares that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

6.   ELIGIBILITY

     Options may be granted under the Plan to any key employee or trustee (including any non-employee trustee) of the Company or any Parent or Subsidiary, as determined by the Board from time to time on the basis of their importance to the business of the Company (collectively, "Eligible Individuals"), provided, however, that Incentive Stock Options may only be granted to employees of the Company or any Parent or Subsidiary. An individual may hold more than one Option, subject to such restrictions as are provided herein.

7.   GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine ("Optionees"), Options to purchase such number of Common Shares on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted. The maximum number of Common Shares subject to Options that may be granted during any calendar year under the Plan to any executive officer or other employee of the Company whose compensation is subject to Section 162(m) of the Code shall be fifty thousand (50,000) shares, unless otherwise determined by the Board in writing. The immediately preceding sentence shall only be effective if the Company is a "publicly held corporation," as defined in Section 162(m) of the Code.

8.   LIMITATION ON INCENTIVE STOCK OPTIONS

     (a) Ten Percent Shareholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless (i) the purchase price for each Common Share subject to such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of a Common Share on the date of grant (as determined in good faith by the Board) and (ii) such Incentive Stock Option is not exercisable after the date which is five years from the date of grant.

     (b) Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company or a Parent or Subsidiary) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year, shall be treated as a Non-qualified Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any Parent or Subsidiary which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

9.   OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), which shall be executed by the Company and by the Optionee, in such form or forms and containing such terms and conditions not inconsistent with the terms of the Plan as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10.  OPTION PRICE

     The purchase price of each Common Share subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement. Notwithstanding anything to the contrary set forth in the Plan or in any Option Agreement, and subject to Section 8(a) the Option Price of any Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of a Common Share on the date the Option is granted. If the Common Shares are then listed on any national securities exchange, the fair market value shall be the closing price of a Common Share on such exchange on the last trading day immediately prior to the date of grant; provided, however, that when granting Incentive Stock Options, the Board shall determine fair market value in accordance with the provisions of Section 422 of the Code. If the Common Shares are not listed on any such exchange, the fair market value shall be determined in good faith by the Board.

11.  TERM AND VESTING OF OPTIONS

     (a) Option Period. Subject to the provisions of Sections 8(a) and 14 hereof, each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Board may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Board in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed 10 years.

     (b) Vesting.

          (i) Incentive Stock Options. Subject to the provisions of Sections 8(a), 11(c) and 14 hereof, each Option Agreement will specify the vesting schedule applicable to Incentive Stock Options; provided, however, that except as provided in Sections 11(c) and 14 hereof, and unless otherwise specified in the Option Agreement, Incentive Stock Options shall be exercisable as follows: 25% on the date of grant and 25% each on the first three anniversaries of the date of grant. If the Board provides, in its sole discretion, that any Incentive Stock Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

          (ii) Non-qualified Stock Options. Subject to the provisions of Sections 11(c) and 14 hereof, each Option Agreement will specify the vesting schedule applicable to Non-qualified Stock Options; provided, however, that except as provided in Sections 11(c) and 14 hereof, and unless otherwise specified in the Option Agreement, Non-qualified Stock Options shall be exercisable as follows: 25% on the date of grant and 25% each on the first three anniversaries of the date of grant. If the Board provides, in its sole discretion, that any Non-qualified Stock Options is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

     (c) Change of Control. In the event of:

          (i) a "Change in Control" as defined in Section 11(d), or

          (ii) a "Potential Change in Control" as defined in section 11(e), but only if and to the extent so determined by the Board at or after grant (subject to any right of approval expressly reserved by the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

               A. Any Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

               B. The value of all outstanding Options, to the extent vested, shall, unless otherwise determined by the Board in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(f) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

     (d) Definition of "Change in Control." For purposes of Section 11(c), a "Change in Control" means the happening of any of the following:

          (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of trustees of the Company immediately prior to such transaction; or

          (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each trustee of the Company first elected during such period was approved by a vote of at least two-thirds of the trustees of the Company then still in office who were trustees of the Company at the beginning of any such period.

     (e) Definition of "Potential Change in Control." For purposes of Section 11(c), a "Potential Change in Control" means the happening of any one of the following:

          (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(c); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (f) Definition of "Change in Control Price." For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a Potential Change in Control or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Board.

12.  MANNER OF EXERCISE AND PAYMENT

     (a) Manner of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, by one or more of the methods provided below. The minimum number of Common Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred
(100) shares or the maximum number of shares available for purchase under the Option at the time of exercise.

     (b) Payment. Subject to whatever installment exercise provisions apply under Section 11(b), Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of an Option or unrestricted Common Shares already owned by the Optionee or (based on the fair market value (as described in Section 10 hereof) of the Option or the Common Shares on the date the option is exercised, as determined by the Board).

     (c) Issuance of Certificates. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such Common Shares. An individual holding or exercising an Option shall have none of the rights of a shareholder until the Common Shares covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

13.  TRANSFERABILITY OF OPTIONS

     Incentive Stock Options shall be transferable by the Optionee only by will or by the laws of descent and shall be exercisable, during the Optionee's lifetime, only by the Optionee. Non-qualified Stock Options shall be transferable by the Optionee by will or by the laws of descent or, with the consent of the Board, to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) one or more entities in which the Optionee has a 10% or greater equity interest, provided that (x) the share option agreement pursuant to which such Non-qualified Stock Options are transferred must be approved by the Board, and (y) subsequent transfers of transferred Non-qualified Stock Options shall be prohibited except those in accordance with this subparagraph (iv). Following any such transfer, any such Non-qualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan or the option agreement executed pursuant hereto, the term "Optionee" shall be deemed to refer to the transferee.

14. TERMINATION OF EMPLOYMENT, DEATH, DISABILITY OR BREACH OF RESTRICTIVE COVENANTS

     (a) General. If an Optionee's employment with or service as a trustee (including a non-employee trustee) or consultant to the Company or any Parent or Subsidiary terminates for any reason other than cause (as defined below), death or Retirement of such Optionee, any vested Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board may determine at or after grant (or as may be determined in accordance with procedures established by the Board), for a period of two (2) years from the date of such termination or until the expiration of the stated term of such Option, whichever period is the shorter. In the event of such termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-qualified Stock Option.

     (b) Cause. Notwithstanding any provisions set forth in this Plan, unless otherwise determined by the Board at or after grant, if an Optionee's employment (including without limitation employment as an independent contractor or consultant) by the Company or any Parent or Subsidiary terminates for cause, all Options held by the Optionee shall thereupon terminate. For purposes of this paragraph, "cause" shall mean the following (i) the commission, or the alleged commission, by the Optionee of any act embezzlement, fraud or criminal misconduct, (ii) gross negligence, (ii) willful or continuing disregard for the safety or soundness of the Company, (iii) willful or continuing violation of the published rules of the Company, (iv) a request from a state or federal governmental agency having regulatory authority over the Company that the services of the Optionee be terminated, or (v) any act which constitutes termination for cause under any employment, independent contractor, consulting or other agreement the Optionee may have with the Company or any Parent or Subsidiary which defines the term "cause" for purposes of such agreement. The Board shall determine whether cause exists for purposes of this Plan and such determination shall be final, conclusive and binding on the Optionees.

     (c) Death. If an Optionee dies while serving as an employee of Consultant to the Company or any Parent or Subsidiary or as a non-employee member of the Board, all Options held by the Optionee shall vest immediately and may thereafter be exercised by the executors or administrators or legatees or distributees of such Optionee's estate at any time within two (2) years after the date of such Optionee's death, or if earlier, the date specified in the Option Agreement pursuant to Section 11(a) above, to exercise such Options in whole or in part.

     (d) Retirement. If an Optionee's service as an employee of or consultant to the Company or any Parent or Subsidiary or as a non-employee member of the Board terminates by reason of Retirement, any Options held by the Optionee shall vest immediately and may thereafter be exercised by the Optionee from the date of such termination until the expiration of the stated term of such Option. In the event of termination of service by reason of Retirement, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-qualified Stock Option. For purposes of this Section, "Retirement" shall mean retirement from active employment with the Company or any Parent or Subsidiary after age 60.

15.  USE OF PROCEEDS

     The proceeds received by the Company from the sale of Common Shares upon exercise of Options granted under the Plan shall constitute general funds of the Company.

16.  GENERAL PROVISIONS

     (a) Distribution. The Board may require each person purchasing shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that the Optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

     (b) Transfer Restrictions. All certificates for Common Shares or other securities delivered under the Plan shall be subject to such transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable Federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (c) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Rights. The adoption of the Plan shall not confer upon any employee of the Company or its Parent or Subsidiary any right to continued employment with the Company or a Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or its Parent or Subsidiary to terminate the employment of any of its employees at any time.

     (e) Taxes. No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, withholding obligations may be settled with Common Shares that is part of an award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Parent and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (f) Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland.

17.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Optionee or participant under an Option theretofore granted, without the Optionee's or participant's consent, or which, without the approval of the Company's shareholders, would: (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or (b) change the employees or class of employees eligible to participate in the Plan.

     The Board may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to Section 18 hereof, no such amendment shall impair the rights of any holder without the holder's consent. The Board may also substitute new Options for previously granted Options (on a one for one or other basis), including previously granted Options having higher option exercise prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

18.  EFFECT OF CHANGES IN CAPITALIZATION, REORGANIZATION AND OTHER CORPORATE
     EVENTS

     (a) Recapitalization. In the event of any merger, reorganization (other than as described in Section 18(b) below), consolidation, recapitalization, Common Share dividend, Common Share split or other change in corporate structure affecting the Common Shares, an adjustment shall be made in (i) the aggregate number of Common Shares reserved for issuance under the Plan, (ii) in the number and kind of shares of Common Shares subject to outstanding Options granted under the Plan, and (iii) the Option Price per share of outstanding Options granted under the Plan, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of Common Shares subject to any Option shall always be a whole number.

     (b) Reorganization. Unless otherwise provided in an Option Agreement, in the event of a Reorganization (as defined in Section 7(c) below) of the Company, the Board may in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Options may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan. In the event of a Reorganization of the Company the Board may, in its sole and absolute discretion, provide on a case by case basis that Options shall terminate upon such a Reorganization, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Board does not terminate an Option upon a Reorganization of the Company then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Reorganization.

     (c) Definition of Reorganization. "Reorganization" of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the Company, or any entity whose financial statements are required to be consolidated with the financial statements of the Company pursuant to United States generally accepted accounting principles is the surviving entity.

     (d) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Option Agreement, in the event of a Change in Control or Reorganization of a Parent or a Subsidiary, or in the event of a Parent or Subsidiary ceases to be a "parent corporation" or "subsidiary corporation" as defined in and in accordance with Section 424 of the Code, the Board may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Options held by an Optionee employed by or performing service for such Parent or Subsidiary may become immediately exercisable or vested, with out regard to any limitation imposed pursuant to this Plan, (ii) treat the employment or other services of an Optionee employed by such Parent or Subsidiary as terminated (and such Optionee shall have the right to exercise his or her Options in accordance with Section 14 of the Plan) if such Optionee is not employed by issuer or any Parent or Subsidiary immediately after such event or (iii) cancel and cash out all outstanding Options, whether vested or unvested. In the event that the Company decides to cancel and cash out all outstanding Options pursuant to (iii) above, the Company shall pay each Optionee, as consideration for the cancellation of the Option an amount equal to the difference between the fair market value (as determined in accordance with Section 10) of the Common Stock on the date the Options are canceled and the per share Exercise Price of the applicable Option, multiplied by the number of shares subject to the Options held by such Optionee.

     (e) Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 18(e), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above.

     (f) Adjustments. Adjustments under this Section 11 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (g) No Limitations. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19.  UNFUNDED STATUS OF PLAN

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant or Optionee by the Company, nothing contained herein shall give any such participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

20.  EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of the date of the Plan's approval by the Board and the Company's shareholders.

21.  OWNERSHIP LIMITATION

     All awards hereunder shall be subject to the ownership limitations set forth in the Declaration of Trust of the Company as such may be amended from time to time. Without limiting the generality of the foregoing, any award which causes a recipient, or any constructive or beneficial owner of Common Shares (as determined under Section 318 and 544, respectively, of the code), to own or be deemed to own shares in excess of such ownership limitation shall be void.

22.  TERM OF PLAN

     No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date as set forth in Section 20 above, but awards granted prior to such tenth anniversary may extend beyond that date.

-----------------------------------------------------------------------------------------------------------------------------------
     The Board of Trustees recommends a vote FOR each of the Nominees for Trustee and FOR Proposals 2 and 3.  Please mark your votes as
                                                                                                              indicated in    [ X ]
                                                                                                              this example
1. ELECTION OF CLASS I TRUSTEES:                      Nominees:                   2. To approve the
                                                      Richard R. Wackenhut           adoption of the         FOR  AGAINST  ABSTAIN
      VOTE FOR all nominees          VOTE WITHHELD    William M. Murphy              Correctional             [ ]    [ ]      [ ]
 listed to the right (except as   as to all nominees. Robert R. Veach, Jr.           Properties Trust
    marked to the contrary).                                                         2002 Stock Option Plan.
           [  ]                         [  ]

                                                                                  3. To ratify the action of
                                                                                     the Board of Trustees   FOR  AGAINST  ABSTAIN
                                                                                     in appointing            [ ]    [ ]      [ ]
                                                                                     ARTHUR ANDERSEN LLP as
                                                                                     the independent
                                                                                     certified public
                                                                                     accountants of
                                                                                     Correctional Properties
                                                                                     Trust for the fiscal year 2002.

                                                      INSTRUCTION:  To withhold   4. To vote and otherwise represent the
                                                      authority to vote for any      undersigned upon such other business as may
                                                      individual nominee, strike     properly come before the meeting or any
                                                      a line through the nominee's   adjournment or postponement thereof in the
                                                      name in the list above.        discretion of the proxy holder.




                                                                Please date and sign exactly as name appears below. Joint
                                                                owners should each sign. Attorneys-in-fact, Executors,
                                                                Administrators, Trustees, Guardians, or corporate officers should give full title.

                                                                 Dated: __________________________________________________, 2002


                                                                 ---------------------------------------------------------------
                                                                                          Signature

                                                                 ---------------------------------------------------------------
                                                                                      Signature if held jointly


                              Please sign and return this Proxy in the accompanying addressed envelope.
-----------------------------------------------------------------------------------------------------------------------------------
                                                         * FOLD AND DETACH HERE *

                          CORRECTIONAL PROPERTIES TRUST
                          3300 PGA Boulevard Suite 750
                        Palm Beach Gardens, Florida 33410

           This Proxy is Solicited on Behalf of the Board of Trustees

The undersigned shareholder of Correctional Properties Trust, a Maryland real estate investment trust (the Trust), hereby appoints Charles R. Jones and David
J. Obernesser, or either of them, as Proxies for the undersigned, with full power of substitution in each of them, and hereby authorizes them to represent the undersigned with all powers possessed by the undersigned if personally present and to vote, as designated on the reverse side hereof, all the Common Shares of Beneficial Interest of Correctional Properties Trust held of record by the undersigned on March 5, 2002, at the Annual Meeting of Shareholders to be held at Embassy Suites Hotel, 4380 PGA Boulevard, Palm Beach Gardens, Florida at 2:00 p.m. local time on April 18, 2002, and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR TRUSTEE AND FOR PROPOSALS 2 AND 3. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE SHARES WILL BE VOTED IN THE DISCRETION OF THE PERSON NAMED AS PROXY.

                  (Continued, and to be signed, on other side.)

                             *FOLD AND DETACH HERE *